Exhibit 99.B(e)(1)

Lincoln Life & Annuity Company of New York Service Office: PO Box 21008, Greensboro, NC 27420-1008 (hereinafter referred to as “the Company”)

APPLICATION FOR LIFE INSURANCE - PART I

APPLICANT INFORMATION - PROPOSED INSURED A (Required Section)

1. Proposed Insured A (First, Middle, Last)			2. Male Female

3. Date of Birth (If over age 70, please complete Section D.) (mm/dd/yy)	4. Soc. Sec. No.		5. Are you a citizen of the United States? ☐ Y ☐ N
If “No,” what country?
6. Place of Birth (State, Country)	7. Driver’s License # & State

8. Home Address
(Street, City, State, ZIP)

9. Occupation/Duties	10. Employer

11. Business Address
(Street, City, State, ZIP)

12. Annual Earned	13. Annual Unearned		14. Net
Income $	Income $		Worth $

15. In the last 5 years have you filed for bankruptcy? ☐ Y ☐ N	16. Primary Phone #	AM	17. Work Phone #	AM
(If “Yes,” please complete the Financial Supplement.)		PM		PM

COVERAGE INFORMATION (As available per product)

18. Plan of Insurance	19. Amount of Insurance $
(Specified Amount, if UL or VUL)

20.       (i)        Death Benefit Option (Complete for Universal Life and Variable Universal Life Product only - not required for Term or Whole Life.)

☐ Level	☐ Increase by Cash Value	☐ Increase by Premium	☐ Increase by Premium Less Policy Factor

(ii)     Death Benefit Qualification Test (DBQT) - For IRS purposes, premiums will be tested using the Guideline Premium Test unless Cash Value Accumulation Test is checked (not available on all products or with all riders).

The DBQT cannot be changed after issue unless the terms of the policy require a change.

21.       Backdate to Save Age? ☐ Y ☐ N  (If not saving age, policy will be current dated.)

22. Additional Benefits and Riders: (If applicable)	Waiver of Premium
Supplemental Coverage $	Waiver of Monthly Deductions
Term on Spouse/Other Insured Rider $	Waiver of Specified Premium $
(Please complete Section B - Applicant Information - Proposed Insured B)	Children’s Term Insurance Rider (Complete Child’s Supplement)

Accelerated Benefit Rider - An administrative charge of $300 is applicable. The requested portion of the death benefit will be subject to (check the applicable box): an interest bearing lien against the policy for the single and joint life series of flexible premium adjustable life insurance policies; or an actuarial discount reflecting early payment of amounts held under the policy for other life insurance policies.

Other Benefits and Riders (not listed above). (Please provide full details: e.g. coverage amounts/percentages/etc.):

BILLING INSTRUCTIONS (As available per product)

23. Premium Mode: Annual	Semi-Annual	Quarterly	Monthly (EFT)	Other

24a. Modal Planned	24b. Initial	25. Lump	1035
Premium: $	Premium: $	Sum: $	☐ Exchange

26.       List Bill Instructions: (check one, if applicable)  New List Bill              Existing List Bill Number:

27. Source of Premium:		28. Automatic Premium Loan:	☐ Y ☐ N
	(inheritance, loan, business activity)	(Complete for Whole Life only.)

29.       Premium Notices To: (check one only.) (Please note we cannot bill to your agent.)

☐ Owner in Question 31	☐ Owner in Question 37	☐ Insured at Business	☐ Insured at Residence	☐ Other (indicate below)

30.       Special Instructions:

OWNER INFORMATION (If left blank, Proposed Insured(s) will be owner)

31. Owner Name

32. Owner Address

33. Relationship to Proposed Insured(s)	34. Owner Soc. Sec. No. / TIN

35. Date of Birth/Trust Date	36. Citizen of (Country)

37. Owner Name

38. Owner Address

39. Relationship to Proposed Insured(s)	40. Owner Soc. Sec. No. / TIN

41. Date of Birth/Trust Date	42. Citizen of (Country)

43.       Is this policy being purchased as part of an employer owned life insurance program where the employer is the direct or indirect beneficiary of the policy? ☐ Y ☐ N

BENEFICIARY DESIGNATION (Unless otherwise stated below, if multiple beneficiaries are named in a class (Primary, Contingent), the proceeds are to be paid equally to the survivor or survivors, if any, in the class.)

Select Primary (P) or Contingent (C) Beneficiary for each line completed. If Trust, check here ☐.

44.	a. Name/Trust name & Trustees	b. Soc. Sec. No./TIN
P		c. Relationship to Proposed Insured
C

45.	a. Name/Trust name & Trustees	b. Soc. Sec. No./TIN
P		c. Relationship to Proposed Insured
C

46.	a. Name/Trust name & Trustees	b. Soc. Sec. No./TIN
P		c. Relationship to Proposed Insured
C

47.	a. Name/Trust name & Trustees	b. Soc. Sec. No./TIN
P		c. Relationship to Proposed Insured
C

48.	Special Instructions

APPLICANT INFORMATION - PROPOSED INSURED A

49.       Are you considering stopping premium payments, surrendering, replacing, forfeiting, assigning to the insurer or reducing your benefits under an existing policy or annuity, or are you considering using or borrowing funds from your existing policies or annuities to pay premiums due on the new or applied for policy?

☐ Y ☐ N
(If “Yes”, please complete and sign all required replacement forms.)

50.       Please list amounts of all inforce life insurance on your life, including any policies that have been sold. (Please list in the box below.)

If none, check this box: ☐

Please indicate the Type of coverage: Business (B); Key Person (K); or Personal (P).

Company	Face Amount	Policy Number	Issue Date (mm/dd/yy)	Replacement or Change of Policy?	1035 Exchange	Type
	$			☐ Y ☐ N	☐ Y ☐ N
	$			☐ Y ☐ N	☐ Y ☐ N
	$			☐ Y ☐ N	☐ Y ☐ N
	$			☐ Y ☐ N	☐ Y ☐ N

51.       Do you have any applications currently pending or do you plan to apply for new life or disability insurance coverage with any other company? (If “Yes,” please provide details in the space provided.)

☐ Y ☐ N

Company	Amount	Type (Life or Disability)	Reason Policy Applied For
$
$

52. What is the total amount of new life insurance coverage that will be placed inforce with all companies including this application? $

53. Is this policy being funded via a premium financing loan or with funds borrowed, advanced or paid from another person or entity? (If “Yes”, please complete the Premium Financing Supplement.)	☐ Y ☐ N

54.       Have you ever applied for life, health or disability insurance and been declined, postponed or charged an increased premium? (If “Yes”, provide further information in the “Details” space provided.)

☐ Y ☐ N

GENERAL RISK INFORMATION - PROPOSED INSURED A

55.       Do you now, or do you plan to fly, or have you flown during the past 2 years, as a pilot, student pilot or crew member?

(If “Yes”, an Aviation Supplement is required; this includes balloon pilots.)

☐ Y ☐ N

56.       Do you plan to participate, or have you participated within the past 2 years; in motor vehicle or boat racing, in hang gliding, sky or scuba diving, or mountain, rock or technical climbing; or in similar sports?

(If “Yes”, an Avocation Supplement is required.)

☐ Y ☐ N

57. Do you now, or do you plan to reside or travel outside of the United States or Canada within the next year? (If “Yes”, a Foreign Travel or Residence Supplement is required.)	☐ Y ☐ N

58.       In the past 5 years, have you been convicted of two or more moving violations, driving under the influence of alcohol or other drugs, or had your driver’s license suspended, restricted or revoked? (If “Yes,” please indicate what type and dates in the “Details” space provided.)

☐ Y ☐ N

59. Have you ever been convicted of a felony? (If “Yes”, please indicate type, date and city/state of felony and if currently on probation or parole, in the “Details” space provided.)	☐ Y ☐ N

60.       Are you a member of, or applied to be a member of, or received a notice of required service in, the armed forces, reserves or National Guard? (If “Yes”, please indicate if Retired or active; list branch of service, rank, duties, mobilization category and current duty station; if a notice of deployment has been received, to where and when; in the “Details” space provided.)

☐ Y ☐ N

61. Have you ever used tobacco or products containing nicotine (including, but not limited to, chew tobacco, snuff, nicotine gum and/or patches)? (If “Yes”, list below.)	☐ Y ☐ N

Type:	Date First Used: (month/year)	Date Last Used: (month/year)	Amount and Frequency:

MEDICAL INFORMATION - PROPOSED INSURED A (Answer this section only when required.)

62.       Provide full name/address/phone number of personal physician(s) and any other physicians seen within the past 5 years.

a.              Date and reason of last visit:

b.              Tests performed & treatment received:

63. Height ft. / in.	a. Has your weight changed by more than 10 pounds during the past 12 months?	☐ Y ☐ N
Weight lbs.	b. If “Yes,” by how many pounds? Gain Loss

64.

	Age if Living & Health Status	Diabetes, Cancer, Heart Disease? (include age of onset)	Age at Death & Cause
a. Father
b. Mother
c. Sibling(s)

65.       Details: (List details from questions answered “Yes” and please specify to which question numbers details pertain. Attach an additional sheet of paper if necessary.)

Lincoln Life & Annuity Company of New York Service Office: PO Box 21008, Greensboro, NC 27420-1008 (hereinafter referred to as “the Company”)

SECTION A - HEALTH SUMMARY - PROPOSED INSURED A

APPLICANT INFORMATION - PROPOSED INSURED A

(Complete if not submitting a Medical Supplement - Part II of Application or to initiate underwriting process. See Underwriting Guidelines for further details.)

1. Proposed Insured A (First, Middle, Last)	2. Date of Birth (mm/dd/yy)

☐  If you answer “Yes” to any of the following questions, please provide further information in the “Details” space provided.

☐ Yes            ☐ No

3. Have you had or been advised by a licensed medical professional to have a check-up, EKG, x-ray, blood or urine test or any other diagnostic test or are you now planning to seek medical advice or treatment for any reason (excluding HIV tests)?

4. Have you been a patient in a hospital, clinic, sanatorium or other medical facility, or been advised by a licensed medical professional to have any hospitalization or surgery which has not been completed?

5.      Have you ever had, or been told by a licensed medical professional to seek treatment because of any of the following:

a.          Chest pain, palpitations, high blood pressure, heart disease, heart murmur, heart failure or other disorders of the heart or blood vessels?

b.          Any tumor, cancer, cysts, melanoma, lymphoma or any disorder of the lymph nodes?

c.           Anemia, leukemia, clotting disorder or any other blood disorder?

d.          Diabetes, elevated blood sugar, thyroid, or other endocrine or glandular disorder?

e.           Asthma, emphysema, allergies, sleep apnea, tuberculosis, sarcoidosis, persistent hoarseness or shortness of breath or any other disorder of the respiratory system?

f.            Seizures, fainting, dizziness, epilepsy, stroke, paralysis or other neurologic or brain disorder?

g.           Any nervous, mental, or emotional disorder, or received counseling for anxiety, depression, stress or any other emotional condition?

h.          Ulcers, colitis, jaundice, hepatitis, cirrhosis, gastrointestinal bleeding, or other disorder of the stomach, esophagus, liver, intestines, gallbladder, or pancreas?

i.              Any complications of pregnancy or disorder of the testicles, prostate, breasts, ovaries, uterus, cervix, kidney or urinary bladder?

j.             Arthritis, gout, or any disorder of the back, spine, muscles, nerves, bones, joints or skin?

k.          Any disorder of the eyes, ears, nose or throat?

l.              Any mental or physical disorder or medically or surgically treated condition not listed above?

6. Have you ever been diagnosed by or received treatment from a licensed medical professional for Acquired Immunodeficiency Syndrome (AIDS), or AIDS Related Complex (ARC)?

7. Do you use alcoholic beverages? (If “Yes”, provide Type, Frequency & Amount.)

Type	Frequency	Amount

8. Have you ever been treated for drug or alcohol abuse or been advised by a licensed medical professional to limit your use of alcohol or any medication, prescribed or not?

9. In the past 5 years have you used cocaine, marijuana, or other non-prescription stimulants (not including caffeine), depressants, or narcotics?

10. List all medication and dosages you are currently taking or have taken in the last 30 days, including prescriptions, over the counter drugs, aspirin and herbal supplements.

11. Details: (List details from questions answered “Yes” and please specify to which question numbers details pertain. Attach an additional sheet of paper if necessary.)

3A

Lincoln Life & Annuity Company of New York Service Office: PO Box 21008, Greensboro, NC 27420-1008 (hereinafter referred to as “the Company”)

SECTION B - APPLICANT INFORMATION - PROPOSED INSURED B

APPLICANT INFORMATION - PROPOSED INSURED B

1. Proposed Insured B (First, Middle, Last)			2. Male Female

3. Date of Birth (If over age 70 please complete Section D.) (mm/dd/yy)	4. Soc. Sec. No.		5. Are you a citizen of the United States? ☐ Y ☐ N
If “No,” what country?
6. Place of Birth (State, Country)	7. Driver’s License # & State

8. Home Address
(Street, City, State, ZIP)

9. Occupation/Duties	10. Employer

11. Business Address
(Street, City, State, ZIP)

12. Annual Earned	13. Annual Unearned		14. Net
Income $	Income $		Worth $

15. In the last 5 years have you filed for bankruptcy? ☐ Y ☐ N	16. Primary Phone #	AM	17. Work Phone #	AM
(If “Yes,” please complete the Financial Supplement.)		PM		PM

18. Beneficiary for applicable Rider:	a. Name
b. Soc Sec. No./TIN	c. Relationship to Proposed Insured B

19.  Are you considering stopping premium payments, surrendering, replacing, forfeiting, assigning to the insurer or reducing your benefits under an existing policy or annuity, or are you considering using or borrowing funds from your existing policies or annuities to pay premiums due on the new or applied for policy?
(If “Yes”, please complete and sign all required replacement forms.)

☐ Y ☐ N

20. Please list amounts of all inforce life insurance on your life, including any policies that have been sold. (Please list in the box below.)

If none, check this box: ☐

Please indicate the Type of coverage: Business (B); Key Person (K); or Personal (P).

Company	Face Amount	Policy Number	Issue Date (mm/dd/yy)	Replacement or Change of Policy?	1035 Exchange	Type
	$			☐ Y ☐ N	☐ Y ☐ N
	$			☐ Y ☐ N	☐ Y ☐ N
	$			☐ Y ☐ N	☐ Y ☐ N
	$			☐ Y ☐ N	☐ Y ☐ N

21.    Do you have any applications currently pending or do you plan to apply for new life or disability insurance coverage with any other company? (If “Yes,” please provide details in the space provided.)

☐ Y ☐ N

Company	Amount	Type (Life or Disability)	Reason Policy Applied For
$
$

22. What is the total amount of new life insurance coverage that will be placed inforce with all companies including this application? $

23. Is this policy being funded via a premium financing loan or with funds borrowed, advanced or paid from another person or entity? (If “Yes”, please complete the Premium Financing Supplement.)	☐ Y ☐ N

24.  Have you ever applied for life, health or disability insurance and been declined, postponed or charged an increased premium? (If “Yes”, provide further information in the “Details” space provided.)

☐ Y ☐ N

3Bi

GENERAL RISK INFORMATION - PROPOSED INSURED B

25.  Do you now, or do you plan to fly, or have you flown during the past 2 years, as a pilot, student pilot or crew member? (If “Yes”, an Aviation Supplement is required; this includes balloon pilots.)

☐ Y ☐ N

26.  Do you plan to participate, or have you participated within the past 2 years; in motor vehicle or boat racing, in hang gliding, sky or scuba diving, or mountain, rock or technical climbing; or in similar sports? (If “Yes”, an Avocation Supplement is required.)

☐ Y ☐ N

27. Do you now, or do you plan to reside or travel outside of the United States or Canada within the next year? (If “Yes”, a Foreign Travel or Residence Supplement is required.)	☐ Y ☐ N

28.  In the past 5 years, have you been convicted of two or more moving violations, driving under the influence of alcohol or other drugs, or had your driver’s license suspended, restricted or revoked? (If “Yes,” please indicate what type and dates in space provided below.)

☐ Y ☐ N

29. Have you ever been convicted of a felony? (If “Yes”, please indicate type, date and city/state of felony and if currently on probation or parole, in space provided below.)	☐ Y ☐ N

30.  Are you a member of, or applied to be a member of, or received a notice of required service in, the armed forces, reserves or National Guard? (If “Yes”, please indicate if Retired or active; list branch of service, rank, duties, mobilization category and current duty station; if a notice of deployment has been received, to where and when; on the space provided below.)

☐ Y ☐ N

31. Have you ever used tobacco or products containing nicotine (including, but not limited to, chew tobacco, snuff, nicotine gum and/or patches)? (If “Yes”, list below.)	☐ Y ☐ N

	Date First Used:	Date Last Used:
Type	(month/year)	(month/year)	Amount and Frequency:

MEDICAL INFORMATION - PROPOSED INSURED B  (Answer this section only when required.)

32. Provide full name/address/phone number of personal physician(s) and any other physicians seen within the past 5 years.

a.  Date and reason of last visit:

b. Tests performed & treatment received:

33. Height ft. / in.	a. Has your weight changed by more than 10 pounds during the past 12 months?	☐ Y ☐ N
Weight lbs.	b. If “Yes,” by how many pounds? Gain Loss

34.

	Age if Living & Health Status	Diabetes, Cancer, Heart Disease? (include age of onset)	Age at Death & Cause
a. Father
b. Mother
c. Sibling(s)

35.       Details: (List details from questions answered “Yes” and please specify to which question numbers details pertain. Attach an additional sheet of paper if necessary.)

3Bii

Lincoln Life & Annuity Company of New York Service Office: PO Box 21008, Greensboro, NC 27420-1008 (hereinafter referred to as “the Company”)

SECTION C - HEALTH SUMMARY - PROPOSED INSURED B

APPLICANT INFORMATION - PROPOSED INSURED B

(Complete if not submitting a Medical Supplement - Part II of Application or to initiate underwriting process. See Underwriting Guidelines for further details.)

1. Proposed Insured B (First, Middle, Last):	2. Date of Birth (mm/dd/yy):

☐ If you answer “Yes” to any of the following questions, please provide further information in the “Details” space provided.

☐ Yes            ☐ No

3.         Have you had or been advised by a licensed medical professional to have a check-up, EKG, x-ray, blood or urine test or any other diagnostic test or are you now planning to seek medical advice or treatment for any reason (excluding HIV tests)?

4.         Have you been a patient in a hospital, clinic, sanatorium or other medical facility, or been advised by a licensed medical professional to have any hospitalization or surgery which has not been completed?

5.         Have you ever had, or been told by a licensed medical professional to seek treatment because of any of the following:

a.         Chest pain, palpitations, high blood pressure, heart disease, heart murmur, heart failure or other disorders of the heart or blood vessels?

b.         Any tumor, cancer, cysts, melanoma, lymphoma or any disorder of the lymph nodes?

c.          Anemia, leukemia, clotting disorder or any other blood disorder?

d.         Diabetes, elevated blood sugar, thyroid, or other endocrine or glandular disorder?

e.          Asthma, emphysema, allergies, sleep apnea, tuberculosis, sarcoidosis, persistent hoarseness or shortness of breath or any other disorder of the respiratory system?

f.           Seizures, fainting, dizziness, epilepsy, stroke, paralysis or other neurologic or brain disorder?

g.          Any nervous, mental, or emotional disorder, or received counseling for anxiety, depression, stress or any other emotional condition?

h.         Ulcers, colitis, jaundice, hepatitis, cirrhosis, gastrointestinal bleeding, or other disorder of the stomach, esophagus, liver, intestines, gallbladder, or pancreas?

i.             Any complications of pregnancy or disorder of the testicles, prostate, breasts, ovaries, uterus, cervix, kidney or urinary bladder?

j.            Arthritis, gout, or any disorder of the back, spine, muscles, nerves, bones, joints or skin?

k.         Any disorder of the eyes, ears, nose or throat?

l.             Any mental or physical disorder or medically or surgically treated condition not listed above?

6.         Have you ever been diagnosed by or received treatment from a licensed medical professional for Acquired Immunodeficiency Syndrome (AIDS), or AIDS Related Complex (ARC)?

7.         Do you use alcoholic beverages? (If “Yes”, provide Type, Frequency & Amount.)

Type                          Frequency                                   Amount

8.         Have you ever been treated for drug or alcohol abuse or been advised by a licensed medical professional to limit your use of alcohol or any medication, prescribed or not?

9.         In the past 5 years have you used cocaine, marijuana, or other non-prescription stimulants (not including caffeine), depressants, or narcotics?

10.  List all medication and dosages you are currently taking or have taken in the last 30 days, including prescriptions, over the counter drugs, aspirin and herbal supplements.

11.  Details: (List details from questions answered “Yes” and please specify to which question numbers details pertain. Attach an additional sheet of paper if necessary.)

3C

Lincoln Life & Annuity Company of New York Service Office: PO Box 21008, Greensboro, NC 27420-1008 (hereinafter referred to as “the Company”)

SECTION D - DEFINED AGE QUESTIONNAIRE

(Complete if either Proposed Insured is age 70 or over.)

1.                     Proposed Insured A (First, Middle, Last)

2.                     Proposed Insured B (First, Middle, Last)

	Proposed Insured A	Proposed Insured B

3.         Will you, the proposed insured and/or beneficiary, and/or any entity on your behalf, receive any compensation as an inducement to purchase the policy, whether via the form of cash, property, an agreement to receive money in the future, or otherwise, if this policy is issued?

	☐ Y ☐ N	☐ Y ☐ N

4.         Have you, the proposed insured, been involved in any discussion about the possible sale or assignment of this policy to an unrelated third party, as an inducement to purchase the life insurance policy?

	☐ Y ☐ N	☐ Y ☐ N

Have you been involved in any discussion about the possible sale or assignment of a beneficial interest in a trust, limited liability company or other entity created or to be created on your behalf which will have an ownership or beneficial interest in this policy?

	☐ Y ☐ N	☐ Y ☐ N

5. Have you, the proposed insured, been involved in any discussion about the projected value of this policy in a future sale to an unrelated third party?	☐ Y ☐ N	☐ Y ☐ N

6. Have you, the proposed insured, ever sold a policy to a life settlement, viatical or other secondary market provider, or are you in the process of selling a policy?	☐ Y ☐ N	☐ Y ☐ N

7. Details: (List details from questions answered “Yes” and please specify to which question numbers details pertain. Attach an additional sheet of paper if necessary.)

OWNER INFORMATION

8. Owner Name	Owner

9.         Will you, the proposed owner and/or beneficiary, and/or any entity on your behalf, receive any compensation as an inducement to purchase the policy, whether via the form of cash, property, an agreement to receive money in the future, or otherwise, if this policy is issued?

☐ Y ☐ N

10.  Have you, the proposed owner, been involved in any discussion about the possible sale or assignment of this policy to an unrelated third party, as an inducement to purchase the life insurance policy?

☐ Y ☐ N

Have you been involved in any discussion about the possible sale or assignment of a beneficial interest in a trust, limited liability company or other entity created or to be created on your behalf?	☐ Y ☐ N

11. Have you, the owner, been involved in any discussion about the projected value of this policy in a future sale to an unrelated third party?	☐ Y ☐ N

12.  Is this policy being funded via a premium financing loan or with funds borrowed, advanced or paid from another person or entity? (If “Yes”, please complete the Premium Financing Application Supplement.)

☐ Y ☐ N

13. Details: (List details from questions answered “Yes” and please specify to which question numbers details pertain. Attach an additional sheet of paper if necessary.)

3D

SERVICE OFFICE ENDORSEMENTS (For Company Use Only. We will attach additional documentation as needed.)

SUITABILITY

Complete only if applying for Variable Life Insurance and submit allocation form(s) with this Application:

1. Have you, the Proposed Insured(s) and the Owner, if other than the Proposed Insured(s), received a current Prospectus for the policy applied for and have you had sufficient time to review it?	☐ Y ☐ N

2. Do you understand that the amount and duration of the death benefit may increase or decrease depending on the investment performance of funds in the Separate Account?	☐ Y ☐ N

3. Do you understand that the cash values may increase or decrease depending on the investment performance of the funds held in the Separate Account?	☐ Y ☐ N

4. With this in mind, do you believe that the policy applied for is in accord with your insurance objective and your anticipated financial needs?	☐ Y ☐ N

CASH VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES). THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS. ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES AND CASH SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

AGREEMENT AND ACKNOWLEDGEMENT

I, the Owner, certify that the tax identification or social security number as provided by me is correct. I also certify that I am not subject to backup withholding.

Each of the Undersigned declares that:

1.              This Application consists of: a) Part I (including Sections A-D if needed); b) Part II Medical Application, if required; c) any amendments to the application(s) attached thereto; and d) any supplements, all of which are required by the Company for the plan, amount and benefits applied for and are attached to and made a part of the policy. This Application for Life Insurance - Part I shall be complete when it includes Applicant Information - Proposed Insured A, and any or none of the following (please check, as applicable, included Sections A-D):

Section A- Health Summary -Proposed Insured A,                                           Section B- Applicant Information -Proposed Insured B,

Section C -Health Summary -Proposed Insured B, and                   Section D - Defined Age Questionnaire.

2.              I/We further agree that (except as provided in the Temporary Life Insurance Agreement if advance payment has been made and acknowledged below and such Agreement issued), insurance will take effect under the Policy only when: 1) the Policy has been delivered to and accepted by me/us; 2) the initial premium has been paid in full during the lifetime of the Proposed Insured(s); and 3) the Proposed Insured(s) remain in the same state of health and insurability as described in each part of the application at the time conditions 1) and 2) are met.

I/We have paid $                     to the Agent/Representative in exchange for the Temporary Life Insurance Agreement, and I/we acknowledge that I/we fully understand and accept its terms. (Please complete Temporary Life Insurance Agreement and submit with application.)

3.              No agent, broker or medical examiner has the authority to make or modify any Company contract or to waive any of the Company’s requirements.

4.              If you are applying for an accelerated benefit rider, please note the following: (a) Receipt of accelerated death benefits may affect eligibility for public assistance programs and may be taxable; and (b) No separate premium is payable for the accelerated benefit rider.

5.              I HAVE READ, or have had read to me, the completed Application for Life Insurance before signing below. All statements and answers in this application are correctly recorded, and are full, complete and true to the best of my knowledge and belief. I understand that any material misrepresentations may result in the loss of coverage under the policy. I confirm that upon receipt of the contract I will review the answers recorded on the application. I will notify the Company immediately if any information in the application is incorrect. Caution: If your answers on this application are incorrect or untrue, the Company may have the right to deny benefits or rescind coverage under the policy and any riders attached to it.

6.              For employer owned life insurance policies, the owner hereby acknowledges its sole responsibility for ensuring that it complies with all legal and regulatory requirements related to life insurance it purchases on its employees, including appropriate disclosure to each employee whose life is insured under such a life insurance policy.

7.              Any administrative changes made by the Company will be shown under “Service Office Endorsements”. No change will be made in classification (including age at issue), plan, amount, or benefits unless agreed to in writing by the Applicant.

TRUST VERIFICATION

I/WE hereby certify that the Trustee(s) named in this application are the Trustee(s) for the named Trust, which is in full force and effect. The Company assumes no obligation to inquire into the terms of any trust agreement affecting this policy and shall not be held liable for any party’s compliance with the terms thereof. The Company may rely solely upon the signature(s) of the Trustee(s) named in this application to any receipt, release or waiver, or to any transfer or other instrument affecting this policy or any options, privileges or benefits thereunder. Unless otherwise indicated, the signature(s) of all Trustee(s) named, or their successors, will be required to exercise any contractual right under the policy. The Company shall have no obligation to see to the use or application of any funds paid to the Trustee(s) in accordance with the terms of the policy. Any such payment made by the Company to the Trustee(s) shall fully discharge the Company with respect to any amounts so paid.

AUTHORIZATION

Each of the undersigned declares that:

I/We authorize any medical professional, hospital or other medical institution, insurer, MIB, Inc., or any other person or organization that has any records or knowledge of me/us or my/our physical or mental health or insurability to disclose that information to the Company, its reinsurers, or any other party acting on the Company’s behalf. I/We authorize the Company or its reinsurers to make a brief report of my protected health information to MIB, Inc. I/We authorize the Company to disclose information related to my insurability to MIB, Inc., and to other insurers to whom I/we may apply for coverage.

I/We acknowledge receipt of the Privacy Notice and the Important Notice containing the Investigative Consumer Report and MIB, Inc. information.

I hereby authorize the Company to obtain an Investigative Consumer Report.

This authorization shall be valid for 24 months after it is signed. A photographic copy of this authorization shall be as valid as the original. I/We understand that I/we may revoke this authorization at any time by written notification to the Company; however, any action taken prior to notification will not be affected.

The purpose of this authorization is to allow the Company to determine eligibility for life coverage or a claim for benefits under a life policy.

☐ I elect to be interviewed if an Investigative Consumer Report is prepared.

SIGNATORY SECTION

Signed in ,	this	day of
(state)		(month)	(year)

Signature of Proposed Insured A	Signature of Proposed Insured B (If coverage applied for)
(Parent or Guardian if under 14 years and 6 months of age)	(Parent or Guardian if under 14 years and 6 months of age)

Signature of Applicant/Owner/Trustee (If other than Proposed Insured)	Signature of Applicant/Owner/Trustee (If other than Proposed Insured)
(Provide Officer’s Title if policy is owned by a Corporation)	(Provide Officer’s Title if policy is owned by a Corporation)

TO BE COMPLETED BY AGENT ONLY

(i)    Does the applicant have any existing life insurance policies or annuities?                           ☐ Y ☐ N

(ii)   Do you know or have you any reason to believe that replacement of insurance is involved?           ☐ Y ☐ N

If a replacement is involved, I certify that only company approved sales materials were used in this sale and that copies of all sales materials were left with the applicant.

I declare that I have accurately answered all questions contained in this section.

I declare that I have provided each Proposed Insured and Owner(s) with the Important Notice as well as a copy of the Privacy Practices Notice.

Signature of Licensed Agent, Broker or Registered Representative	Name of Licensed Agent, Broker or Registered Representative
(Please Print)

APPLICABLE TO VARIABLE LIFE ONLY

I have reviewed the Application, Supplements, New Account Form and allocation forms and find the transaction suitable.

Signature of Registered Principal of Broker/Dealer	Name of Registered Principal of Broker/Dealer (Please Print)